Exhibit 10.2

MILL ROAD CAPITAL, L.P.	TERM NOTE
$4,200,000.00	September 4, 2009

For value received, the undersigned (hereinafter, the “Borrower”) hereby promises to pay in lawful money of the United States of America in immediately available funds to the order of Mill Road Capital, L.P., a Delaware limited partnership with a principal place of business at Two Sound View Drive, Greenwich, CT 06830 (hereinafter, the “Lender”), at the address of the Lender or at such other address as the holder hereof may designate, the aggregate principal sum of Four Million Two Hundred Thousand ($4,200,000.00) DOLLARS or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower, together with all interest accruing thereon, pursuant to the Term Loan established pursuant to the terms and conditions of a certain Term Loan Agreement of even date herewith (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”) by and among the Borrower and the Lender. This note (the “Note”) is issued pursuant to the Loan Agreement and is the “Term Loan Note” as defined therein. Capitalized terms used herein that are not defined shall have the same meanings assigned to such terms in the Loan Agreement.  Reference is made to the Loan Agreement, the terms of which are incorporated herein by reference, for a statement of all of the terms and conditions under which the Term Loan is made, this Note is delivered and this Note is to be repaid.  In the event of any inconsistency between the terms of the Loan Agreement and this Note, the terms of the Loan Agreement shall govern and control.

Interest shall accrue on the unpaid principal balance of this Note as set forth in the Loan Agreement.  Interest shall be computed on the basis of a 365- or 366-day year and paid for the actual number of days elapsed.  The entire unpaid principal balance on this Note and all accrued interest thereon remaining unpaid shall be immediately due and payable in full in immediately available funds on the Term Loan Maturity Date. Time is of the essence hereof.

Upon the occurrence and continuance of an Event of Default or after maturity or after judgment has been rendered on this Note, the unpaid principal balance of this Note shall accrue interest at a rate as set forth in Section 4.5 of the Loan Agreement.

The Borrower may prepay this Note, or portions hereof, as provided in the Loan Agreement, subject to the prepayment provisions set forth therein.

Upon the occurrence and continuance of an Event of Default, all payments, including any prepayments, shall, at the option of the Lender, be applied first to the payment of all costs and expenses incurred by the Lender arising out of the loan transaction evidenced by this Note, which have not been paid or reimbursed to the Lender, then to accrued interest on the unpaid principal balance of this Note, and then to the balance on account of the outstanding principal balance of this Note.

Upon the happening and continuance of any Event of Default, the Lender may (i) declare the then outstanding principal balance of this Note and all interest accrued thereon and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Lender to be immediately due and payable, or (ii) terminate any obligation of the Lender to make advances pursuant to the Term Loan under the Loan Agreement, whereupon the same shall become immediately due and payable without presentment or demand for payment, notice of non-payment, protest or any other demand or notice of any kind, all of which are expressly waived by the Borrower, except as otherwise set forth in the Loan Agreement.  Failure to exercise either or both such options shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Notwithstanding the foregoing, upon the occurrence and continuance of an Event of Default described in Sections 11.1(f) or (g) of the Loan Agreement, (A) any obligation of the Lender to advance hereunder shall automatically terminate and (B) the outstanding principal balance of this Note and all interest accrued thereon and all applicable late charges and surcharges and all other liabilities and obligations of the Borrower to the Lender shall become automatically due and payable without presentment or demand for payment, notice of non-payment, protest or any other demand or notice of any kind, all of which are expressly waived by the Borrower.

This Note has been executed and delivered in accordance with the Loan Agreement, which is incorporated herein by reference and which sets forth further rights of the Lender and duties of the Borrower and any guarantor, endorser or surety of any obligation of the Borrower to the Lender with respect hereto. All advances under the Term Loan made by the Lender to the Borrower and payments of principal and interest received by the Lender shall be evidenced by notation on the books and records of the Lender, which shall be conclusive as to the amounts owing to the Lender pursuant to the Note, absent manifest error; provided, however, that the failure of the Lender to make any such notation with respect to any advance or principal or interest payment shall not limit or otherwise affect the obligations of the Borrower hereunder.

The Borrower agrees to pay all taxes levied or assessed upon the outstanding principal against any holder of this Note and to pay all costs, including reasonable attorneys’ fees, costs relating to the appraisal and/or valuation of assets and all other costs and expenses incurred in the collection, protection, preservation, defense, or enforcement of this Note or any guaranty of this Note or in any litigation arising out of the transactions of which this Note or any guaranty of this Note is a part.

Subject to the sharing provisions of the Loan Agreement and the Subordination Agreement, the Borrower hereby grants to the Lender a lien, security interest, and right of set off as security for all of the Borrower’s liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all the deposits, credits, collateral and property of the Borrower now or hereafter in the possession, custody, or control of the Lender or any entity under the control of it or in transit to any of them. Upon the occurrence and continuance of an Event of Default, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower to the extent due and owing and regardless of the adequacy of any other collateral securing the loan evidenced hereby.  TO THE EXTENT PERMITTED BY LAW,  ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER COLLATERAL OF THE BORROWER ARE HEREBY VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVED.

THE LENDER AND THE BORROWER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE, INCLUDING THE AFORESAID LOAN AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS NOTE.

THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF ANY HOLDER OF THIS NOTE TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES SAID HOLDER, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN, TO DEPRIVE BORROWER OF ANY OF THE COLLATERAL, AT ANY TIME PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of the Borrower and the Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender.

In accordance with the Loan Agreement, the Lender shall have the right to grant to one or more financial institutions (each, a “Participant”) participating interests in the Lender’s obligation to lend hereunder and/or any or all of the loan held by the Lender hereunder.  In the event of any such grant by the Lender of a participating interest to a Participant whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations hereunder.  The Lender may furnish any information concerning the Borrower in its possession from time to time to prospective

Participants, provided that the Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information in accordance with the Loan Agreement.

The Borrower waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations, and agrees that the time for payment of this Note may be extended by the Lender in accordance with the terms of the Loan Agreement, without impairing the Borrower’s liability hereon, and the Borrower further consents to the release of all or any part of the security for the payment hereof at the discretion of the Lender in accordance with the provisions of the Loan Agreement and the Subordination Agreement, or the release of any party liable for this obligation without affecting the liability of the other parties hereto. Any delay on the part of the Lender in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver in the event of any subsequent default.

If any provision of this Note shall, to any extent, be held invalid or unenforceable, then only such provision shall be deemed ineffective (and then only to the extent of such ineffectiveness) and the remainder of this Note shall not be affected.

This Note shall bind the heirs, executors, administrators, successors and assigns of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

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This Note is executed as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of New York.

WITNESS:	BORROWER:

Physicians Formula, Inc.
Print Name:

	By:	/s/ Jeffrey Rogers
	Name:	Jeffrey Rogers
	Title:	President